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EXHIBIT 10.78
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                   MANAGEMENT/FINANCIAL CONSULTING AGREEMENT

This Management/Financial Consulting Agreement (the "Agreement") is made and entered into this 25th day of March, 2000, by and between Fair Market, Inc., a Colorado Corporation (the "Company"), whose principal place of business is 9745 East Hampden Avenue, Suite 440, Denver, CO 80231 and USURF America, Inc. (the "Client") whose principal place of business is 8748 Quarters Lake Road, Baton Rouge, LA 70809.

                                   WHEREAS:

  1. The Consultant is willing and capable of providing on a "best efforts" basis various consulting and financial advisory services for and on behalf of the client.

  2. The Client desires to retain the Consultant as an independent consultant and the Consultant to be retained in that capacity upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is agreed as follows:

  1. Services. The Client hereby retains Consultant as a consultant and consultant shall provide to the Company, when requested by the Client from time to time, during normal hours, business consultation services concerning, but not limited to, advisory services relative to interactions with the investment community, the evaluation and structure of financings, corporate reorganizations and expansion, and possible acquisition opportunities relative to its capital structure.

  2. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Exdept as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

  3. Term of Agreement. The term of this Agreement shall be six (6) months, commencing March 25th, 2000, and terminating on September 25th, 2000.

  4. Compensation. In consideration of the services to be provided for the Client by the Consultant, the Client hereby agrees to compensate the consultant as follows:

    A. On March 25th, 2000 the Client agrees to issue to the Consultant 100,000 shares of the client's $.0001 par value common stock. These shares are to be registered as part of the Client's current registration statement. The Client agrees to issue said shares to the Consultant or in lieu thereof or in addition thereto, any person(s) whose names are furnished to the Client on or prior to ninety (90) days after the date this agreement.

  5. Expenses. The Client shall reimburse the Consultant on demand for all expenses and other disbursements, including but not limited to travel, entertainment, mailing, printing and postage, incurred by the Consultant on behalf of the Client in connection with the performance of the consulting services pursuant to this Agreement. Monthly expenses and disbursements in excess of $400.00 shall have the Client's prior approval.

  6. Work Products. It is agreed that, prior to public distribution, all information and materials produced for the Client shall be property of the Consultant, free and clear of any claims thereto by the Client, and the Client shall retain no claim of authorship therein.

  7. Disclosure of Information. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during or after the term of the Agreement, disclose, without prior written consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclosure being made pursuant a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

  8. Nature of Relationship. It is understood and acknowledged by the parties that the Consultant is being retained by the Client in an independent capacity and that in this connection, the Consultant hereby agrees, except as provided in paragraph 4, herein above or unless the Client shall have otherwise consented in writing, not to enter into any agreement or incur any obligation on behalf of the client.

  9. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of consulting services for any other person which could conflict with its obligations under this Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting services; failure to terminate this Agreement shall constitute Client's ongoing consent to the Consultant's outside consulting services.

  10. Indemnification for Securities Law Violations. The Client agrees to indemnify and hold harmless the Consultant and each officer, direcgtor and controlling person of the Consultant against any losses, claims, damages, liabilities, and/or expenses (including legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof to which the Consultant or such officer, director or controlling person, may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of actions of the Client or its agent(s).

  11. Notices. Any Notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

  12. Waiver of Breach. Any waiver by the Consultant of a breach of any provision of the Agreement by the Client shall not operate or be construed as a waiver of any subsequent breach by the Client.

  13. Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

  14. Jurisdiction and Venue. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado.

  15. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties in regards to Management/Financial Consulting services and supercedes and replaces all prior understandings, agreements, and negotiations between the parties.

  16. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be made valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

  17. Invalid Provisions. In the event that any provision of this Agreement is found invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and affect to the same extend as though the invalid or unenforceable provision were not contained herein.

  18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

CONSULTANT                              CLIENT

Fair Market, Inc.                       USURF America, Inc.

By: /s/ Eric Miller                     By: /s/ David M. Loflin
Its: President                          Its: President
Date: March 25, 2000                    Date: March 25, 2000